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                                                                     EXHIBIT 24b


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of WHOLESOME & HEARTY FOODS, INC., an Oregon corporation (the "Company"), hereby constitutes and appoints RICHARD C. DIETZ his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report, with all exhibits and amendments thereto, of Wholesome & Hearty Foods, Inc. for the fiscal year ended December 31, 1996, and to file this Power of Attorney and the Form 10-K, and all exhibits thereto and other documents in connection with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                   Dated this 3rd day of December, 1996.

                                   /s/ RALPH M. KOVEL  , Director
                                   --------------------
                                   Ralph M. Kovel